Exhibit 99.1

Gladstone Commercial Corporation Announces First Quarter 2006 Results

    Business Editors/Real Estate Writers

    MCLEAN, Va.--(BUSINESS WIRE)--May 2, 2006--Gladstone Commercial Corp. (NASDAQ:GOOD):

    -- Reports Net income of $502,356 or $0.06 per diluted weighted average common share

    -- Reports Funds from Operations ("FFO") of $2.3 million or $0.30 per diluted common share

    --  Acquired 3 properties for a total investment of $49.0 million

    Gladstone Commercial Corp. (NASDAQ:GOOD) (the "Company") today reported financial results for the first quarter ended March 31, 2006. A description of Funds from Operations, or "FFO" a non - Generally Accepted Accounting Principles in the United States ("GAAP") financial measure, is located at the end of this news release. All per share references are diluted weighted average common shares, unless otherwise noted.
    Net income for the quarter ended March 31, 2006 was $502,356 or $0.06 per share, compared to $535,184 or $0.07 per share one year ago. Net income results for the first quarter of 2006 when compared to the same period last year, were affected by the implementation of FASB Interpretation No. 47 "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), and Statement of Financial Accounting Standards ("SFAS") No.123 (Revised 2004) "Share-Based Payment" ("SFAS No. 123(R)"),and the change in accounting treatment related to SFAS No. 141, "Business Combinations", an explanation of these items follows:

    FIN No. 47 "Accounting for Conditional Asset Retirement
Obligations"

    Asset retirement obligation expense for the three months ended March 31, 2006 was $55,143, or $0.01 per share, resulting from the adoption of FIN 47. FIN 47 requires an entity to recognize a liability for a conditional asset retirement obligation when incurred if the liability can be reasonably estimated. FIN 47 clarifies that the term "Conditional Asset Retirement Obligation" refers to a legal obligation (pursuant to existing laws or by contract) to perform an asset retirement activity in which the timing or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. A liability was not recorded as of December 31, 2005 as the Company deemed the impact of its initial estimates immaterial and worked to further refine these estimates. A liability was accrued for the disposal related to all properties constructed prior to 1985 which may have asbestos present in the building.

    SFAS No. 123(R),"Share-based Payment"

    Stock option compensation expense for the three months ended March 31, 2006 was $46,216, or $0.01 per share. This is the result of the adoption of the SFAS No. 123(R),"Share-based Payment." SFAS No. 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under the modified prospective approach, stock-based compensation expense was recorded for the unvested portion of previously issued option awards that remain outstanding at January 1, 2006 using the same estimate of the grant date fair value and the same attribution method used to determine the pro forma disclosure under SFAS No. 123. This is a non-cash charge to earnings that is not deductible for tax purposes and does not reduce the funds available for dividends.

    SFAS No. 141, "Business Combinations"

    The Company accounts for its acquisitions of real estate in accordance with SFAS No. 141, "Business Combinations", which requires the purchase price of real estate to be allocated to the acquired tangible assets and liabilities (consisting of land, building, tenant improvements and long-term debt) and identified intangible assets and liabilities, (consisting of the value of above-market and below-market leases, the value of in-place leases, the value of unamortized lease origination costs and the value of tenant relationships), based in each case on their respective fair values. The Company has determined that five of its properties, which were originally not treated as business combinations under SFAS No. 141, because there was not an existing lease in place at the time of acquisition, should have been treated as business combinations when determining the purchase price of the real estate. These properties had leases that were put in place on the date of acquisition and, thus, were implicitly included in the purchase price and should have been considered as leases in place for purposes of determining if the acquisitions were business combinations. As a result, the Company recognized a one time, additional depreciation expenses of $140,606, or $0.02 per share, for the three months ended March 31, 2006 in order to make the depreciation of the five properties consistent with the concepts of SFAS No. 141.
    FFO for the first quarter ended March 31, 2006 was $2,337,096 or $0.30 per share, compared to $1,072,939 or $0.14 per share for the same period one year ago. A reconciliation of net income, which we believe is the most directly comparable GAAP measure, to FFO is set forth below:

                                          For the three  For the three
                                          months ended    months ended
                                            March 31,      March 31,
                                              2006           2005
                                          -------------  -------------

Net income                                $    846,800   $    535,184
Add: Real estate depreciation and
 amortization                                1,834,740        537,755
                                          -------------  -------------
FFO                                          2,681,540      1,072,939
Less: Dividends attributable to
 preferred stock                              (344,444)             -
                                          -------------  -------------
FFO available to common stockholders         2,337,096      1,072,939

Weighted average shares outstanding -
 basic                                       7,672,000      7,667,000
Weighted average shares outstanding -
 diluted                                     7,821,658      7,733,335

Basic net income per weighted average
 common share                             $       0.07   $       0.07
                                          =============  =============
Diluted net income per weighted average
 common share                             $       0.06   $       0.07
                                          =============  =============
Basic FFO per weighted average common
 share                                    $       0.30   $       0.14
                                          =============  =============
Diluted FFO per weighted average common
 share                                    $       0.30   $       0.14
                                          =============  =============

First quarter highlights:

    -- Acquired 3 properties with 617,802 square feet for an aggregate purchase price of approximately $49.0 million;

    --  Assumed 2 mortgage notes for approximately $30.0 million;

    -- Borrowed $17.0 million pursuant to a long-term note payable collateralized by security interests in 3 of its properties, which accrues interest at a rate of 5.92% per year; and

    -- Completed a public offering of 1,000,000 shares of a 7.75% Series A Cumulative Redeemable Preferred Stock, at a price of $25.00 per share, under the Company's shelf registration statement on Form S-3, and pursuant to the terms set forth in the Company's prospectus dated October 24, 2005, as supplemented by the prospectus supplement dated January 18, 2006. Net proceeds of the offering, after underwriting discounts and offering expenses, were approximately $23.7 million, which were used to repay outstanding indebtedness under the Company's line of credit. The offering of preferred stock closed on January 26, 2006, and the stock is traded on the Nasdaq National Market under the trading symbol "GOODP".

Subsequent to quarter end, the Company:

    -- Declared monthly cash dividends on common stock of $0.12 per common share for each of the months of April, May and June of 2006;

    -- Declared monthly cash dividends on Series A preferred stock of $0.1614583 per share for the months of April, May and June 2006; and

    -- Borrowed $14.9 million pursuant to a long-term note payable collateralized by security interests in 5 of its properties, which accrues interest at a rate of 6.58% per year.

    "The $25 million raised in January through our Series A preferred stock offering enabled us to continue our portfolio growth with the acquisition of three properties during the first quarter," said Chip Stelljes, Executive Vice President and Chief Investment Officer. "However, the first quarter earnings results were affected by the implementation of two accounting pronouncements and the change in accounting treatment of another item. We anticipate that these accounting treatment changes will not hinder our full year 2006 earnings performance."
    The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended March 31, 2006, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved from the SEC website at www.SEC.gov or our website at www.GladstoneCommercial.com.
    The Company will hold a conference call Wednesday, May 3, 2006 at 9:30 am EDT to discuss first quarter earnings. Please call (877) 407-9205 to enter the conference. An operator will monitor the call and set a queue for the questions.
    The conference call replay will be available two hours after the call and will be available through June 2, 2006. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 199316.
    Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.
    For further information, contact our Investor Relations Manager, Kelly Sargent at 703-287-5835.

    NON-GAAP FINANCIAL MEASURES

    Funds from Operations

    The National Association of Real Estate Investment Trusts (NAREIT) developed FFO, as a relative non-GAAP (Generally Accepted Accounting Principles) supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income), and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
    The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.
    To learn more about FFO please refer to the Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission ("SEC") today.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended, December 31, 2005, as filed with the Securities and Exchange Commission on February 28, 2006. The risk factors set forth in the Form 10-K under the caption "Risk Factors" are specifically incorporated by references into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Gladstone Commercial Corporation
Consolidated Balance Sheets
(unaudited)


                                            March 31,    December 31,
                                              2006           2005
                                          -------------  -------------

ASSETS
Real estate, net of accumulated
 depreciation of $4,562,992 and
 $3,408,878, respectively                 $204,739,533   $161,634,761
Lease intangibles, net of accumulated
 amortization of $1,902,039 and
 $1,221,413, respectively                   22,593,292     13,947,484
Mortgage notes receivable                   21,000,455     21,025,815
Cash and cash equivalents                    1,280,038      1,740,159
Restricted cash                              1,935,741      1,974,436
Funds held in escrow                         1,730,346      1,041,292
Interest receivable - mortgage note             70,586         70,749
Interest receivable - employees                  5,548              -
Deferred rent receivable                     2,751,382      2,590,617
Deferred financing costs, net of
 accumulated amortization of $381,970
 and $260,099, respectively                  2,762,706      1,811,017
Prepaid expenses                               471,160        385,043
Deposits on real estate                        200,000        600,000
Accounts receivable                            266,312        225,581
                                          -------------  -------------

TOTAL ASSETS                              $259,807,099   $207,046,954
                                          =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable                    $108,558,267   $ 61,558,961
Borrowings under line of credit             22,260,000     43,560,000
Deferred rent liability                      3,698,616              -
Asset retirement obligation liability        1,428,964              -
Accounts payable and accrued expenses          743,560        493,002
Due to adviser                                 196,148        164,155
Rent received in advance, security
 deposits and funds held in escrow           2,488,362      2,322,300
                                          -------------  -------------

Total Liabilities                          139,373,917    108,098,418
                                          -------------  -------------

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001 par
 value; $25 liquidation preference;
 1,150,000 shares authorized and
 1,000,000 shares issued and outstanding
 at March 31, 2006                               1,000              -
Common stock, $0.001 par value,
 18,850,000 shares authorized and
 7,672,000 shares issued and outstanding
 at both December 31, 2005 and March 31,
 2006                                            7,672          7,672
Additional paid in capital                 129,245,756    105,502,544
Notes receivable - employees                  (432,282)      (432,282)
Distributions in excess of accumulated
 earnings                                   (8,388,964)    (6,129,398)
                                          -------------  -------------

Total Stockholders' Equity                 120,433,182     98,948,536
                                          -------------  -------------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                   $259,807,099   $207,046,954
                                          =============  =============


Gladstone Commercial Corporation
Consolidated Statements of Operations
(unaudited)


                                          For the three  For the three
                                          months ended   months ended
                                            March 31,      March 31,
                                              2006           2005
                                          -------------  -------------
Operating revenues
   Rental income                          $  5,021,485   $  1,847,007
   Interest income from mortgage notes
    receivable                                 552,913        295,583
   Tenant recovery revenue                       5,623          2,043
                                          -------------  -------------
      Total operating revenues               5,580,021      2,144,633
                                          -------------  -------------

Operating expenses
   Depreciation and amortization             1,834,740        537,755
   Management advisory fee                     652,742        471,861
   Professional fees                           202,936        331,244
   Taxes and licenses                           54,259        128,273
   Insurance                                    82,999         70,383
   General and administrative                  145,958        132,828
   Asset retirement obligation expense          55,143              -
   Stock option compensation expense            46,216              -
                                          -------------  -------------
      Total operating expenses               3,074,993      1,672,344
                                          -------------  -------------

Other income (expense)
   Interest income from temporary
    investments                                  7,373         94,521
   Interest income - employee loans              5,548          4,685
   Interest expense                         (1,682,948)       (36,219)
                                          -------------  -------------
      Income before realized and
       unrealized losses                       835,001        535,276
                                          -------------  -------------

Realized and unrealized loss from
 foreign currency
   Net realized loss from foreign
    currency transactions                         (816)          (347)
   Net unrealized gain from foreign
    currency transactions                       12,615            255
                                          -------------  -------------
      Total net realized and unrealized
       gain (loss) from foreign currency        11,799            (92)
                                          -------------  -------------


Net income                                     846,800        535,184
Dividends attributable to preferred
 stock                                        (344,444)             -
                                          -------------  -------------

Net income available to common
 stockholders                             $    502,356   $    535,184
                                          =============  =============

Earnings per weighted average common
 share
      Basic                               $       0.07   $       0.07
                                          =============  =============
      Diluted                             $       0.06   $       0.07
                                          =============  =============

Weighted average shares outstanding
      Basic                                  7,672,000      7,667,000
                                          =============  =============
      Diluted                                7,821,658      7,733,335
                                          =============  =============


Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
(unaudited)


                                          For the three  For the three
                                          months ended   months ended
                                            March 31,      March 31,
                                              2006           2005
                                          -------------  -------------

Cash flows from operating activities:
   Net income                             $    846,800   $    535,184
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
   Depreciation and amortization             1,834,740        537,755
   Amortization of deferred financing
    costs                                      121,871         16,246
   Amortization of deferred rent asset          63,374          6,136
   Amortization of deferred rent
    liability                                  (80,290)             -
   Asset retirement obligation expense          55,143              -
   Stock compensation                           46,216              -
   Unrealized gain from foreign currency
    transactions                               (12,615)          (255)
Changes in assets and liabilities:
   Decrease (increase) in mortgage
    interest receivable                            163         (6,314)
   (Increase) decrease in employee
    interest receivable                         (5,548)           107
   Increase in prepaid expenses                (86,117)       (32,341)
   (Increase) decrease in other assets         (40,730)        48,170
   Increase in deferred rent receivable       (224,386)       (97,244)
   Increase in accounts payable and
    accrued expenses                           250,558        249,075
   Increase in due to Adviser                   31,993         13,367
   Increase in rent received in advance
    and security deposits                      204,757         75,098
   Payments to lenders for operating
    reserves held in escrow                   (872,926)             -
   Increase in operating reserves from
    tenants                                    451,969              -
                                          -------------  -------------
      Net cash provided by operating
       activities                            2,584,972      1,344,984
                                          -------------  -------------

Cash flows from investing activities:
   Real estate investments                 (18,302,939)   (12,485,610)
   Decrease in restricted cash                  38,695              -
   Receipts from tenants for capital
    reserves                                   301,808              -
   Payments to tenants from capital
    reserves                                  (230,141)             -
   Payments to lenders for capital
    reserves held in escrow                   (414,360)             -
   Receipts from lenders for capital
    reserves held in escrow                     35,901              -
   Deposits on future acquisitions            (350,000)      (550,000)
   Deposits applied against real estate
    investments                                750,000        350,000
   Principal repayments on mortgage
    loans                                       25,360         25,786
                                          -------------  -------------
      Net cash used in investing
       activities                          (18,145,676)   (12,659,824)
                                          -------------  -------------

Cash flows from financing activities:
   Proceeds from share issuance             25,000,000              -
   Offering costs                           (1,302,006)             -
   Borrowings under mortgage note
    payable                                 17,000,000      3,150,000
   Principal repayments on mortgage note
    payable                                   (117,486)             -
   Borrowings from line of credit           35,200,000              -
   Repayments on line of credit            (56,500,000)             -
   Principal repayments on employee
    loans                                            -            208
   Payments for deferred financing costs    (1,073,561)      (629,380)
   Dividends paid for common and
    preferred                               (3,106,364)    (2,300,100)
                                          -------------  -------------
      Net cash provided by financing
       activities                           15,100,583        220,728
                                          -------------  -------------

Net decrease in cash and cash
 equivalents                                  (460,121)   (11,094,112)

Cash and cash equivalents, beginning of
 period                                      1,740,159     29,153,987
                                          -------------  -------------

Cash and cash equivalents, end of period  $  1,280,038   $ 18,059,875
                                          =============  =============


Cash paid during period for interest      $  1,545,821   $      8,862
                                          -------------  -------------

NON-CASH INVESTING ACTIVITIES

Increase in asset retirement obligation   $  1,373,820   $          -
                                          -------------  -------------

NON-CASH FINANCING ACTIVITIES

Fixed rate debt assumed in connection
 with acquisitions                        $ 30,129,654   $          -
                                          -------------  -------------

    CONTACT: Gladstone Commercial Corp.
             Kelly Sargent, 703-287-5835